6373 San Ignacio Avenue | San Jose, CA 95119 | USA | +1.408.572.5200 | www.infinera.com February 29, 2024 Regan MacPherson [Address Redacted] Dear Regan, On behalf of Infinera Corporation (“Infinera”), I am pleased to offer you the initial position of Senior Vice President of Legal, reporting to Infinera’s Chief Legal Officer – David Teichmann, effective as of the start date mutually agreed between you and Infinera. Subsequent to your commencement of employment in such role, effective as of the date immediately following the day Infinera files its Annual Report on Form 10-K for Infinera’s fiscal year ended December 31, 2023, with the Securities and Exchange Commission, you will be appointed as Infinera’s Chief Legal Officer, reporting to Infinera’s Chief Executive Officer. Each such role is a full-time, exempt, professional position based in Infinera’s San Jose office, and certain key terms of such employment with Infinera will be as set forth in this letter. Starting Salary: Your initial bi-weekly salary will be $15,961.54 which is equivalent to $415,000 on an annualized basis. Your salary will be paid in accordance with Infinera's normal payroll practices and subject to applicable tax withholdings. Duties: You will have the duties and responsibilities commensurate with those customarily associated with your position, including such duties and responsibilities as reasonably assigned by your manager. You will devote substantially all of your time, attention and skill to such duties, except during any paid vacation and other excused absence periods, and will use your best efforts to promote the success of Infinera’s business. For the duration of your term of employment with Infinera, you agree not to (a) actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration or (b) render commercial or professional services of any nature to any person or organization, whether or not for compensation, in each case, without the prior approval of your manager. Bonus Plan: You will be eligible to receive an annual target bonus of 75% of your annual base salary upon achievement of performance objectives to be determined by the Board of Directors of Infinera (the “Board”) or the Compensation Committee of the Board (the “Committee”), in its sole discretion. Following the end of each calendar year, the Board or Committee, in its respective discretion, will determine the extent to which the performance objectives relating to the annual bonus for that year were achieved and the extent to which the annual bonus becomes earned for that year. For any fiscal year for which you earn an annual bonus, you must be employed through the date that it is paid. Any earned annual bonus will be paid at the same time annual bonuses are paid to other senior executives of Infinera. For fiscal year 2024, your annual bonus opportunity will be prorated for the portion of the year you are employed with Infinera.

Benefits: As an employee of Infinera, you may be eligible to participate in certain employee benefit arrangements, including a 401(k)-retirement savings plan, ESPP, health, dental, vision, disability and life insurance and a flexible spending plan, all in accordance with the terms and conditions of the applicable arrangement. Infinera reserves the right to modify or terminate its benefit arrangements it offers to its employees at any time and from time to time as it deems necessary or appropriate. Equity Awards: Subject to the approval of the Committee and compliance with applicable securities laws, it will be recommended that you be granted an award of 115,000 restricted stock units (“RSUs”). Each RSU represents the right to receive one share of Infinera common stock. The RSUs will be subject to the terms and conditions of the Infinera 2016 Equity Incentive Plan (“2016 Plan”) and standard form of RSU agreement thereunder. The RSUs will be scheduled to vest as to 25% of the RSUs on the one- year anniversary of the vesting commencement date and as to 25% of the RSUs on each anniversary thereafter, subject to you remaining a service provider of Infinera through each applicable vesting date. The vesting commencement date shall be the 5th day of the calendar month following the date the Committee approves your award. It is currently anticipated that the RSU award will be recommended for grant at the same time as 2024 annual equity awards for the Company’s executive officers are recommended to the Committee for grant. Subject to the approval of the Committee and compliance with applicable securities laws, it will be recommended that you be granted an award of 115,000 performance shares (“PSUs”). Each PSU represents the right to receive one share of Infinera common stock. The PSUs will be subject to the terms and conditions of the 2016 Plan and standard form of PSU agreement thereunder. Achievement of performance objective(s), and associated vesting, will be determined by the Committee in its discretion, and further defined in the PSU agreement. Vesting is subject to you remaining a service provider of Infinera through each applicable vesting date. It is currently anticipated that the PSU award will be recommended for grant at the same time as 2024 annual equity awards for the Company’s executive officers are recommended to the Committee for grant. Change in Control Benefit: Subject to the approval of the Committee, you will be eligible to enter into Infinera’s standard Section 16 form of Change of Control Severance Agreement. Conditions to Offer of Employment: Infinera conditions this offer upon your providing appropriate documentation of U.S. citizenship or authorization to work in the United States. Also, Infinera conditions this offer upon acceptable reference checks, successful completion of a background check, and the signing and returning with this letter of the attached 1) Arbitration Agreement, 2) Employee Confidentiality and Invention Assignment Agreement and 3) Non-Disclosure Agreement. If you are permitted to begin employment prior to the successful completion of the background check, your continued employment is conditioned upon successful completion of such background check. Additionally, some customers may require that employees performing services for that customer undergo additional and ongoing background checks and drug tests. Depending on your position at Infinera, your continued employment at Infinera may be subject to your undergoing such checks and tests. Policies: You acknowledge that you will comply with and be subject to all Infinera policies, guidelines and processes in effect throughout your employment, including but not limited to Infinera’s Code of Business Conduct and Ethics, Insider Trading Policy. You acknowledge that Infinera may implement, modify or revoke Infinera’s policies, guidelines and processes from time to time, and you agree to read and comply with each then-current policy, guideline and/or process. At-Will Employment: If you accept this offer, your employment with Infinera will be “at-will”. This means that your employment with Infinera will not last for any specific period of time and either you or Infinera can terminate your employment without notice and for any reason or for no reason at all. This letter will reflect the final, total and complete agreement between you and Infinera regarding how your employment may be terminated. No other agreements exist regarding the subject of termination, except as referenced herein. Even though your job duties, title, compensation and benefits, as well as Infinera’s personnel policies and procedures, may change from time to time during your tenure with Infinera, neither you nor Infinera can change the “at-will” nature of your employment, unless you and your manager sign a written agreement that explicitly changes your status as an “at-will” employee. Further, upon termination of your employment with Infinera for any reason, you will be deemed to have resigned from all officer and/or director positions held at Infinera and its affiliates voluntarily, without any further required action by you, as of the end of your employment and you, at Infinera’s request, will execute any documents reasonably necessary to reflect your resignation. We wish to impress on you that you must not bring to Infinera any confidential or proprietary information or material of any former employer, disclose or use such information or material in the course of your employment with Infinera, or violate any other obligation to your former employers. Electronic Signatures; Counterparts; Entire Agreement: This letter agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument. Electronic form signatures shall be treated as original signatures for the purpose of enforcing this letter agreement. This letter supersedes and replaces any and all prior agreements or representations, whether oral or in writing, concerning your employment with Infinera. We are excited by the prospect of you joining us and look forward to working with you! If you have any questions, please feel free to contact me. Sincerely, /s/ Brett Hooper Brett Hooper SVP, Human Resources Infinera I, Regan MacPherson , have read this letter and understand its terms. By signing below, I accept the offer of employment this letter makes and acknowledge and agree to the terms and conditions set forth in this letter. /s/ Regan MacPherson March 2, 2024 Signature Date